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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 14, 1999

                                   ----------

                               BMC SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                     0-17136                74-21226120
  (State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation or organization)       File Number)         Identification No.)


       2101 CITYWEST BOULEVARD
            HOUSTON, TEXAS                                        77042-2827
(Address of principal executive offices)                          (Zip code)


       Registrant's telephone number, including area code: (713) 918-8800


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Item 2.    Acquisition or Disposition of Assets.

         On April 9, 1999, BMC Software, Inc., a Delaware corporation (the "Company"), announced that in excess of 95% of the outstanding ordinary shares, par value NIS 0.01 per share (the "Shares"), of New Dimension Software Ltd., an Israeli corporation ("New Dimension"), were tendered prior to the expiration of the Company's previously announced tender offer at 12:00 midnight, New York City time, on Thursday, April 8, 1999. All Shares validly tendered and not properly withdrawn prior to the expiration of the tender offer (the "Tendered Shares") were accepted by the Company on April 9, 1999.

         On April 14, 1999, the Company acquired for $52.50 net per Share (the "Per Share Amount") all of the Tendered Shares. The Per Share Amount was fixed pursuant to the Share Purchase and Tender Agreement, dated as of March 7, 1999, between the Company and New Dimension (the "Tender Agreement") and was determined through arm's length negotiations between the parties prior to the signing of the Tender Agreement. The Company paid a total of approximately
$614 million in cash to acquire the Tendered Shares. Approximately $500 million of this amount was funded through the Company's $500 Million Senior Credit Facility (the "Credit Facility"). The remaining balance was paid from the Company's working capital. The Credit Agreement related to the Credit Facility, dated as of April 13, 1999, by and among the Company and various financial institutions identified therein, is filed herewith as Exhibit 99.1 and incorporated herein by reference.

         Additionally, in accordance with the Tender Agreement, the Company has agreed to reimburse New Dimension for payments made to the holders of options granted under stock option plans of New Dimension or any subsidiary of New Dimension (the "Options") in exchange for the cancellation of such Options. The aggregate amount of such reimbursement will be approximately $40.5 million.

         The Company intends to acquire the remaining outstanding Shares of New Dimension pursuant to Section 236 of the Companies' Ordinance (New Version) 5743-1983 of the State of Israel. In accordance with Section 236, the Company will declare by notice to the remaining shareholders that it is unilaterally acquiring (the "Compulsory Acquisition") the remaining outstanding Shares not yet held by it on the same terms as those purchased in the tender offer. The Company anticipates that the Compulsory Acquisition will cost approximately $32.5 million and will be paid from the Company's working capital.

         The Tender Agreement is incorporated herein by reference to the Company's Tender Offer Statement on Schedule 14D-1, filed with the Commission on March 11, 1999. A description of the tender offer, including additional information required pursuant to Item 2 of Form 8-K, is contained in the Tender Offer Statement, the text of which is incorporated herein by reference. A description of the expiration of the tender offer and the acceptance by the Company for payment of the Tendered Shares is set forth in the April 9, 1999 press release of the Company, which is contained in the Company's Tender Offer Statement and incorporated herein by reference. A description of the closing of the tender offer is contained in the April 14, 1999 press release of the Company, which is filed herewith as Exhibit 99.3 and incorporated herein by reference.
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Item 7.    Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired

         It is impracticable for the Company to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (b) Pro Forma Financial Information

         It is impracticable for the Company to file herewith the required pro forma financial information in this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (c) Exhibits

                  The following Exhibits are filed as part of this report:

                  2.1 Share Purchase and Tender Agreement, dated March 7, 1999, between the Company and New Dimension (incorporated by reference to Exhibit (c)(1) of the Company's Tender Offer Statement on Schedule 14D-1 as filed with the Commission on March 11, 1999, and as amended on April 9, 1999).

                  99.1 Credit Agreement, dated as of April 13, 1999, by and among the Company and various financial institutions.

                  99.2 Press release of the Company, dated April 9, 1999 (incorporated by reference to Exhibit (a)(11) of Final Tender Offer Statement on Schedule 14D-1/A as filed with the Securities and Exchange Commission on April 9, 1999).

                  99.3       Press release of the Company, dated April 14, 1999.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   BMC SOFTWARE, INC.



Date: April 28, 1999                          By:   /s/ M. Brinkley Morse
                                                 ------------------------------
                                                 Name:  M. Brinkley Morse
                                                 Title: Senior Vice President

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                                  EXHIBIT INDEX

         Exhibit
         Number         Description
         ------         -----------

         2.1            Share Purchase and Tender Agreement, dated March 7,
                        1999, between the Company and New Dimension
                        (incorporated by reference to Exhibit (c)(1) of the Company's Tender Offer Statement on Schedule 14D-1 as filed with the Commission on March 11, 1999, and as amended on April 9, 1999).

         99.1 Credit Agreement, dated as of April 13, 1999, by and among the Company and various financial institutions.

         99.2           Press release of the Company, dated April 9, 1999
                        (incorporated by reference to Exhibit (a)(11) of Final
                        Tender Offer Statement on Schedule 14D-1/A as filed with the Securities and Exchange Commission on April 9,
                        1999).

         99.3           Press release of the Company, dated April 14, 1999.